UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 28, 2007

Colombia Goldfields Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51013	76-0730088
(Commission File Number)	(IRS Employer Identification No.)

208-8 King Street East
Toronto, Ontario, Canada	M5C 1B5
(Address of Principal Executive Offices)	(Zip Code)

(416) 203-3856
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On December 28, 2007, Colombia Goldfields Inc. (the “Company”) completed a private sale of 9,165,226 units at a price of Cdn$1.10 per unit, providing the Company with gross proceeds of Cdn$10,081,749. Each unit consists of one common share of the Company and one-half of one common share purchase warrant. Each full warrant entitles the holder to purchase one common share of the Company at a price of Cdn$2.00 per share until December 28, 2012. In connection with the offering, the Company paid fees of Cdn$655,314 and issued 595,739 common share purchase warrants to the placement agents retained for the offering. Each agents’ warrant entitles the holder to purchase one common share at an exercise price of Cdn$1.20 for a period of 24 months.

The offering was made to non-U.S. persons, as defined in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to the exemption from registration provided by Section 4(2) of the Securities Act ("Section 4(2)"). The Company received representations from the placement agents that all offers and sales were made in compliance with the requirements of Regulation S or the exemption from registration provided by Section 4(2).

Item 8.01.	Other Events.

On December 28, 2007, Colombia Goldfields Ltd. (the “Company”) issued the press release attached hereto as Exhibit 99.1, pursuant to Rule 135c under the Securities Act of 1933, as amended.

Item9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Company issued on December 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2007	Colombia Goldfields Ltd.

	By:	/s/ James Kopperson
Name: James Kopperson
Title: Chief Financial Officer